Exhibit 21.1

AmeriPath, Inc.

and its

Subsidiaries and Affiliates

3-Gen Diagnostic Laboratories, Inc.

A. Bernard Ackerman, M.D., Dermatopathology, P.C.

AmeriPath 5.01(a) Corporation

AmeriPath Cincinnati, Inc.

AmeriPath Cleveland, Inc.

AmeriPath Consolidated Labs, Inc.

AmeriPath Consulting Pathology Services, P.A.

AmeriPath Florida, LLC

AmeriPath Indemnity, Ltd.

AmeriPath Indiana, LLC

AmeriPath Indianapolis, LLC

AmeriPath Kentucky, Inc.

AmeriPath Lubbock 5.01(a) Corporation

AmeriPath Marketing USA, Inc.

AmeriPath Michigan, Inc.

AmeriPath Milwaukee, S.C.

AmeriPath Mississippi, Inc.

AmeriPath New England, Inc.

AmeriPath New York, LLC

AmeriPath North Carolina, Inc.

AmeriPath Ohio, Inc.

AmeriPath PAT 5.01(a) Corporation

AmeriPath PCC, Inc.

AmeriPath Pennsylvania, LLC

AmeriPath Philadelphia, Inc.

AmeriPath Pittsburgh, P.C.

AmeriPath San Antonio 5.01(a) Corporation

AmeriPath SC, Inc.

AmeriPath Severance 5.01(a) Corporation

AmeriPath Texas, LP

AmeriPath Youngstown Labs, Inc.

AmeriPath Youngstown, Inc.

AmeriPath LLC

AmeriPath Wisconsin LLC

Anatomic Pathology Services, Inc.

API No. 2., LLC

Arizona Pathology Group, Inc.

Arlington Pathlogy Association 5.01(a) Corporation

Colorado Diagnostic Laboratory, LLC

Colorado Pathology Consultants, P.C.

Columbus Pathology Associates

Consulting Pathologists of Pennsylvania, P.C.

CPA I, Inc.

CPA II, Inc.

Dermatopathology of Wisconsin, S.C.

Dermapathology Services, Inc.

DFW 5.01(a) Corporation

Diagnostic Pathology Management Services, LLC

Diagnostic Pathology Services, P.C.

Institute for Dermatopathology, P.C.

J.J. Humes, M.D., and Associates/AmeriPath, P.C.

Jeffrey R. Light, M.D., Inc.

Kailash B. Sharma, M.D., Inc.

Kilpatrick Pathology, P.A.

NAPA 5.01(a) Corporation

Nuclear Medicine and Pathology Associates

Ocmulgee Medical Pathology Association, Inc.

O’Quinn Medical Pathology Association, LLC

Palms of Pasadena Pathology, Inc.

PCA of Columbus, Inc.

PCA of Denver, Inc.

PCA of Los Gatos, Inc.

PCA of Memphis, Inc.

PCA of Nashville, Inc.

PCA of St. Louis II, Inc.

PCA Southeast II, Inc.

Peter G. Klacsmann, M.D., Inc.

Regional Pathology Consultants, LLC

Rocky Mountain Pathology Consultants, L.L.C.

Sharon G. Daspit, M.D., Inc.

Shoals Pathology Associates, Inc.

Simpson Pathology 5.01(a) Corporation

Southwest Diagnostic Laboratories, P.C.

Strigen, Inc.

TID Acquisition Corp.

Tulsa Diagnostics, P.C.

TXAR 5.01(a) Corporation